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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 31, 2005


                          ICON LEASING FUND ELEVEN, LLC
 -------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     Delaware                       333-121790               20-1979428
 -------------------------------------------------------------------------------
 (State of                        (Commission             (IRS Employer
 Incorporation)                   File Number)            Identification No.)

                          100 Fifth Avenue, 10th Floor
                            New York, New York 10011
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (212) 418-4700
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

     (a) On August 31, 2005, the Registrant, together with certain of its affiliates, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC and ICON Income Fund Ten, LLC (collectively, the "Borrowers") entered into a Commercial Loan Agreement (the "Agreement") with California Bank & Trust ("CB&T"). The Agreement provides for a joint and several revolving line of credit of up to $17,000,000 pursuant to a senior secured revolving loan facility (the
"Facility")   which  is  secured  by  certain   collateral  of  the   Borrowers.
Availability under the Facility is subject to a borrowing base that is determined, subject to certain limitations, based on the present value of the future receivables under certain lease agreements in which the Borrowers have a beneficial interest. The interest rate on any advances made under the Facility is the prime rate established by CB&T plus 0.25% per year. In accordance with the Agreement, and in lieu of the prime rate established by CB&T plus 0.25%, the Borrowers may elect to have up to five advances under the Facility made at the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market, plus 2.75% per year. The Facility matures, and the Borrowers ability to borrow under the Facility, expires on August 31, 2007 unless renewed by the Borrowers for an additional one year term, in the sole discretion of CB&T.

     On September 7, 2005, the Borrowers were advanced approximately $10,200,000 under the Facility, which amount was used to completely discharge all of the outstanding indebtedness owed by certain of the Borrowers and their affiliates under a revolving credit facility with Comerica Bank-California.

     The foregoing is a summary description of certain terms of the Agreement and is qualified in its entirety by the text of the Agreement attached as
Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

     In addition, on August 31, 2005, the Borrowers entered into a Contribution Agreement (the "Contribution Agreement"), pursuant to which the Borrowers have agreed to certain restrictions on the amounts and terms of their respective borrowings under the Facility in order to minimize the risk that a Borrower would be unable to repay its allocable portion of the outstanding obligations under the Facility at any time. These restrictions include, but are not limited to, borrowing in excess of the lesser of (a) an amount each Borrower could reasonably expect to repay in one year from its projected cash flow, or (b) the greater of (i) the borrowing base, as defined in the Agreement, as applied to such and (ii) 50% of the net worth of such Borrower. The Contribution Agreement also provides that, in the event a Borrower pays an amount under the Contribution Agreement in excess of its allocable share of the total obligations under the Facility, whether by reason of an event or default or otherwise, the other Borrowers will immediately make a contribution payment to such Borrower and in such amount that the aggregate amount paid by each Borrower reflects its allocable share of the aggregate obligations under the Facility. The Borrowers' obligations to each other under the Contribution Agreement are collateralized by a subordinate lien on the assets of each Borrower.

ITEM 9.01         Financial Statements and Exhibits

(d)      Exhibits

     10.1 Commercial Loan Agreement, between ICON Income Fund Eight B, L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC and California Bank & Trust, dated August 31, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ICON LEASING FUND ELEVEN, LLC

                                  By: ICON CAPITAL CORP., its Manager

                                  By: /s/ Thomas W. Martin
                                  ----------------------------------------
Date: September 7, 2005           Thomas W. Martin
                                  Executive Vice President

Exhibit 10.1


                            COMMERCIAL LOAN AGREEMENT

                              (Loan No. 9117000148)



This Commercial Loan Agreement dated as of August 31, 2005 ("Agreement") is by and among CALIFORNIA BANK & TRUST, a California banking corporation, as lender ("Bank"), and ICON INCOME FUND EIGHT B L.P.; ICON INCOME FUND NINE, LLC; ICON INCOME FUND TEN, LLC; and ICON LEASING FUND ELEVEN, LLC, as borrowers (separately and collectively "Borrower").

1.       DEFINITIONS

     1.1 The following terms shall have the following meanings when used in this
Agreement:

     "Account Obligor" shall mean the obligor on any Accounts Receivable.

     "Accounts" shall mean each of the presently existing and hereafter arising accounts, Accounts Receivable, contract rights and other forms of monetary obligations and receivables (including healthcare receivables) owing to
Borrower, and any credit insurance, guaranties, or security therefor, irrespective of whether earned by performance.

     "Accounts Receivable" shall mean open Accounts which are Collateral.

     "Adjusted Total Liabilities" shall mean the sum of current liabilities plus long term liabilities (excluding all non-recourse debt and all other debt subordinated to Borrower's obligations to Bank in a manner acceptable to Bank), including, without limitation, accrued and deferred income taxes, all calculated in accordance with GAAP, consistently applied.

     "Affiliate" shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Commercial Loan Agreement as amended or modified from time to time, together with all exhibits and schedules attached hereto from time to time.

     "Authorized  Officer"  shall  have the  meaning  given the term in  Section
5.3.a.

     "Availability" shall mean, as of the date of determination, the difference between the Line of Credit Limit and the outstanding amount under the Line of Credit.

     "Bank" shall mean California Bank & Trust, its successors and assigns.

     "Banking Day" shall mean, unless otherwise provided in this Agreement, a day other than Saturday, Sunday, or a legal holiday on which Bank is open for business in the State of California.

     "Beneficial Interest" shall mean a beneficial interest in a trust, a partnership interest in a partnership, or a membership interest in a limited liability company.

     "Borrower" shall mean ICON Income Fund Eight B L.P.; ICON Income Fund Nine, LLC; ICON Income Fund Ten, LLC; and ICON Leasing Fund Eleven, LLC, separately and collectively.

     "Borrower's Assets" shall mean any real or personal property owned, now or hereafter, in whole or in part by Borrower.

     "Borrowing Base" shall mean 85% of the Present Value of the Eligible Borrowing Base Contracts, with the limitation that no more than $5,000,000.00 in advances, in the aggregate, shall be based on a contract or contracts involving the same Lessee or Debtor unless otherwise approved in writing by Bank and with the further limitation that no more than 25% of the Present Value of the Eligible Borrowing Base Contracts shall mature within 90 days (to the extent that the $5,000,000.00 or 25% limitation is exceeded in the Eligible Borrowing Base Contracts identified on Schedule 1, Bank approves that excess).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means and includes, without limitation, all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future and whether granted in the form of a security interest, assignment, pledge, lien, or any other security or lien interest whatsoever, whether created by law, contract or otherwise. The word "Collateral" includes without limitation all collateral described in the section of this Agreement titled "Collateral."

     "Collateral Documents" shall mean all the documents set forth in this Agreement in the section titled "Collateral Documents."

     "Contribution  Agreement"  shall have the meaning given the term in Section
8.23 of this Agreement.

     "Debt Service Coverage Ratio" means EBITDA divided by Interest Expense.

     "Debtor" means a borrower under a Loan Contract or Indirect Loan Contract.

     "Default" means an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

     "Default Rate" shall have the meaning given the term in Section 5.8.

     "Designated Accounts" shall have the meaning given the term in Section 5.3 of this Agreement.

     "Discount Rate" means the rate of interest equal to one-quarter of one percent (0.25%) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate.

     "EBITDA" means the sum of (a) Borrower's net income; (b) depreciation and amortization expense and other non-cash items deducted on the Borrower's financial statements in determining such net income; (c) Interest Expense; and
(d) taxes imposed by any jurisdiction upon Borrower's net income, absent the effect of write-ups or forgiveness of debt; all as calculated in accordance with GAAP, consistently applied.

     "Eligible Borrowing Base Contract" means a Revolving Loan Contract which satisfies each of the following conditions at the date of determination:

a. No event of default exists under such contract, except that past due payments that are deemed acceptable under paragraph b. below shall not cause an otherwise Eligible Borrowing Base Contract to become ineligible;

b. Scheduled payments by the Lessee or the Debtor under such contract are current or less than 60 days past the scheduled payment date specified in such contract;

c. The contract identifies Borrower as the lessor or lender, or, if another Person is the original lessor or lender, the lessor's or lender's interest in the contract and the underlying equipment has been transferred in writing to Borrower (if the Revolving Loan Contract is an Indirect Lease or Indirect Loan Contract, the term "Borrower" in this clause is replaced by "Person in whom Borrower has a Beneficial Interest");

d. There is no indication on the contract that Borrower or any predecessor-in-interest on the contract has transferred or pledged any interest in the contract to any Person other than Bank or Borrower (if the Revolving Loan Contract is an Indirect Lease or Indirect Loan Contract, the term "Borrower" in this clause is replaced by "Person in whom Borrower has a Beneficial Interest") or, if there is such indication, such interest has been validly transferred by such Person to Borrower or Bank;

e. If the contract is a lease, the lease and the equipment leased thereunder are owned by Borrower and are subject to no Liens (other than Permitted Liens) in favor of anyone other than Bank or to any rights other than the rights of the Lessee as lessee under such lease; if a lease is deemed a security interest under the applicable Uniform Commercial Code, Borrower has a perfected first-priority Lien in the equipment covered thereby (if the Revolving Loan Contract is an Indirect Lease or Indirect Loan Contract, the term "Borrower" in this clause is replaced by "Person in whom Borrower has a Beneficial Interest");

f. Bank has a perfected first priority Lien in the Revolving Loan Contract and, if the Revolving Loan Contract is a lease, Bank has a perfected first-priority Lien in the equipment subject to that lease, subject to any Permitted Liens (if the Revolving Loan Contract is an Indirect Lease or Indirect Loan Contract, Bank has a first priority Lien in Borrower's Beneficial Interest in the lessor or lender);

g. If the contract is a loan, the contract is owned by Borrower and is subject to no Lien, other than Permitted Liens, in favor of anyone other than Bank, and Borrower has a perfected first priority Lien in the equipment that secures the loan, subject to any Permitted Liens (if the Revolving Loan Contract is an Indirect Loan Contract, the term "Borrower" in this clause is replaced by "Person in whom Borrower has a Beneficial Interest");

h. The contract is written; the contract has not been amended or modified except by a written document delivered to Bank; the contract was entered into or acquired in the ordinary course of Borrower's business; the contract is in full force and effect and is enforceable in accordance with its terms; to Borrower's knowledge, the equipment covered by the contract is in good working order; the Lessee or Debtor has accepted the equipment delivered pursuant to the contract as evidenced by a delivery and acceptance certificate executed by the Lessee or Debtor or other standard document; if a lease, the Lessee has commenced making rent payments pursuant to the terms of the lease; if a loan, the Debtor has commenced making loan payments pursuant to the loan; and to Borrower's knowledge, no defenses, offsets, counterclaims or disputes exist under or with respect to such contract or to the equipment covered by such contract;

i. All existing "chattel paper" originals of the contract, together with any and all schedules, supplements and amendments thereto and modifications thereof, including any and all promissory notes and other instruments as defined in the Uniform Commercial Code, evidencing any monetary obligation owing to Borrower in connection therewith, have been delivered to, and are in the possession of Bank (if the Revolving Loan Contract is an Indirect Lease or Indirect Loan Contract, the term "Borrower" in this clause is replaced by "Person in whom Borrower has a Beneficial Interest");

j. If the Revolving Loan Contract is an Indirect Lease or Indirect Loan Contract, Borrower shall have, prior to the making of a Line of Credit advance, disclosed to Bank in writing the identity of the lessor or lender, as the case may be, and the nature of Borrower's Beneficial Interest in such Person;

k. No part of the contract, or the equipment thereunder, shall be financed by non-recourse or other debt (unless subordinated on terms and conditions satisfactory to Bank); and

l. The contract shall have a remaining term of not less than 31 days from the date of funding by Bank.

     "Environmental Laws" shall mean each and every material federal, state or local law, ordinance, regulation, permit, license, authorization, judgment, decree, agreement, restriction or requirement pertaining to health, industrial hygiene, Hazardous Substances (as defined below), or the environment.

     "Event of Default" means and includes without limitation any of the Events of Default set forth in this Agreement in the section titled "Events of Default."

     "Facility Fee" shall have the meaning given the term in Section 3.5.a. of this Agreement.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of purpose.

     "Hazardous Substance" shall mean any substance whose nature, existence, use or effect render it subject now, or in the future, to federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare.

     "Indirect Lease" means a lease (including a schedule under a master lease) in which a Person in whom Borrower has a Beneficial Interest is the lessor or has been assigned the lessor's interest.

     "Indirect Loan Contract" means a loan contract (including a schedule under a master loan contract) or promissory note in which a Person in whom Borrower has a Beneficial Interest is the lender or payee or has been assigned the lender's or payee's interest.

     "Interest Expense" for any applicable period shall mean all interest expense as it appears on Borrower's income statement for such period, all calculated in accordance with GAAP, consistently applied.

     "Inventory" shall mean all finished goods wherever located, and goods which are or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work-in-progress, supplies, components or materials used or consumed in Borrower's business or which are or might be used in connection with the manufacturing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same, whether negotiable or non-negotiable and all such property, the sale or other disposition of which has given rise to Accounts Receivable and which has been returned to or repossessed or stopped in transit by Borrower.

     "Lease" shall mean a lease (including a schedule under a master lease) under which Borrower is the lessor or for which Borrower has been assigned the lessor's interest.

     "Lessee" means a lessee under any Lease or Indirect Lease.

     "Lien" shall mean any lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale, trust receipt, judgment, attachment or by operation of law, or from a lease, consignment, or bailment for security purposes and any agreement to grant any lien or security interest.

     "LIBO Rate" shall have the meaning given the term in Sections 3.2.b.iii.

     "Line of Credit Applicable Interest Period" shall have the meaning given the term in Section 3.2.b.

     "Line of Credit Availability Period" shall mean the period of time commencing on the date of this Agreement and continuing until the Line of Credit Expiration Date.

     "Line of Credit Expiration Date" shall mean August 31, 2007.

     "Line of Credit" shall have the meaning given the term in Section 2.1.a.

     "Line of Credit LIBO Rate Portion" shall have the meaning given the term in
Section 3.2.b.

     "Line of Credit Limit" shall have the meaning given the term in Section 2.1.a.

     "Line of Credit  Note"  shall  have the  meaning  given the term in Section
2.1.a.

     "Liquidity"  means Borrower's cash reserves (other than the Restricted Cash
Deposit  and  other  deposits  reserved  pursuant  to  Borrower's   non-recourse
financing, if any) and unused Availability under the Line of Credit.

     "Loan" shall mean and include, without limitation, any and all commercial loans and financial accommodations from Bank to Borrower, whether now or hereafter existing, and however evidenced, including without limitation, those loans and financial accommodations described in this Agreement or on any exhibit or schedule attached to this Agreement from time to time.

     "Loan Contract" shall mean a loan contract (including a schedule under a master loan contract) or promissory note in which Borrower is the lender or payee or which Borrower has been assigned the lender's or payee's interest.

     "Loan Documents" shall mean this Agreement and all other documents and agreements executed or delivered to Bank in connection with this Agreement.

     "Manager" means ICON Capital Corp., a Connecticut corporation, in its capacity as manager of those entities comprising Borrower that are limited liability companies and in its capacity as general partner of ICON Income Fund Eight B L.P.

     "Material Adverse Change" means a material adverse effect on (a) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Manager, (b) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (c) the ability of Borrower to perform its obligations under the Loan Documents to which it is a party or of Bank to enforce the Obligations or realize upon the Collateral, (d) the value of the Collateral or the amount that Bank would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (e) the validity or enforceability of this Agreement, the other Loan Documents, or the rights and remedies of Bank hereunder or thereunder, or (f) the priority of Bank's Liens with respect to the Collateral.

     "Note" shall mean the Line of Credit Note.

     "Obligation" shall mean all loans, advances, debt, principal, interest, fees, expenses, costs and other amounts owed to Bank by Borrower pursuant to this Agreement, together with all guaranties, covenants and duties owing by Borrower to Bank of any kind or description hereunder, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any interest, fees, expenses, costs and other amounts owed to Bank that but for the provisions of the Bankruptcy Code would have accrued after the commencement of any insolvency proceeding and including any debt, liability, or obligation owing from Borrower to other Persons that Bank may have obtained by assignment or otherwise.

     "Optional Line of Credit Interest Rate" shall have the meaning given the term in Section 3.2.b.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Liens" shall mean any: (a) Liens approved in writing by Bank or arising under this Agreement or the other Loan Documents; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's Liens; (c) Liens incurred in the ordinary course of business of Borrower, except that (i) no Liens other than in favor of Bank are permitted on any of the Leases, Loan Contracts and other property identified in Schedule 1 or otherwise the subject of any Line of Credit advance, and (ii) no Lien is permitted on any equipment related to clause (i) except in favor of Bank and, in the case of equipment securing a Loan Contract, a Lien in favor of Borrower; provided, however, that nothing herein shall prevent Borrower from incurring Liens in favor of carriers, warehousemen, mechanics, materialmen, workmen and landlords and other similar Liens, in each case arising in the ordinary course of business; (d) Liens consisting of another Person's interest in a residual sharing agreement or remarketing agreement with respect to the sale of equipment upon the termination of a Lease or Indirect Lease provided that the value of Borrower's interest in such equipment as shown on its books is net of such other Person's interest; (e) Liens on equipment subject to a Lease that are expressly permitted by the terms of the Lease; (f) judgment Liens not constituting an Event of Default hereunder; (g) subordinate Liens granted pursuant to the Contribution Agreement; (h) Liens of the relevant deposit bank incurred in the ordinary course of business encumbering customary deposit accounts or brokerage accounts; (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of setoff; and (j) Liens arising from the refinancing of any of the indebtedness secured by any of the foregoing described Liens.

     "Person" shall mean and include an individual, a partnership, a limited liability company, a corporation, a joint stock corporation, an unincorporated association, a joint venture or other similar entity or a governmental authority.

     "Plan"  shall  mean  any  employee   pension  benefit  plan  maintained  or
contributed to by Borrower and insured by the PBGC under Title IV of ERISA.

     "Present Value" means any fixed unpaid payment obligation owed to Borrower by a Lessee under a lease or a Debtor under a loan (including, without limitation, unpaid regularly scheduled payments, puts and balloon payments) (in each case excluding leases and loans that are not Eligible Borrowing Base Contracts), such unpaid payments to be discounted to their present value on the date of calculation at the Discount Rate. If the contract is an Indirect Lease or Indirect Loan Contract, the Present Value shall be multiplied by that percentage of the foregoing that corresponds to Borrower's interest in the Person that is the lessor or lender, as the case may be. If a lessee under a lease has the option to terminate the lease as of a date prior to its scheduled termination date, the Present Value of that lease shall be the lower of the following: (i) the Present Value based on the lease terminating at such prior date plus the amount of any payment that the lessee would be obligated to pay the lessor upon exercise of such option, discounted to its present value on the date of calculation at the Discount Rate; or (ii) the Present Value based on the lease terminating at its scheduled termination date.

     "Prime Rate" shall mean the rate of interest set from time to time by Bank at its head office as its Prime Rate. The Prime Rate is determined by Bank as a means of pricing credit extensions to some customers and is neither tied to any external rate of interest or index nor is it necessarily the lowest rate of interest charged by Bank at any given time for any particular class of customers or credit extensions.

     "Regular Line of Credit Interest Rate" shall have the meaning given the term in Section 3.2.a.

     "Restricted Cash Deposit" shall have the meaning given the term in Section 8.8.

     "Revolving Loan Contract" means a Lease, Loan Contract, Indirect Lease or Indirect Loan Contract based on which Bank makes a Line of Credit advance (including any and all schedules, supplements and amendments thereto and modifications thereof and together with any and all promissory notes and other instruments, as defined in the Uniform Commercial Code, evidencing any monetary obligation owing to Borrower in connection therewith) originated by Borrower or acquired by Borrower from the lessor or lessor's assignee or from the lender or lender's assignee, as the case may be.

     "Security Agreement" shall mean the document delivered by Borrower to Bank detailed in the section of this Agreement titled "Collateral Documents."

     "Subsidiary" shall mean a business entity in which Borrower owns, directly or indirectly, an equity interest having sufficient ordinary voting power to elect a majority of the board of directors or other managers of such entity or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, of which Borrower has a controlling interest.

     "Tangible Net Worth" means the gross book value of Borrower's Assets (excluding goodwill, patents, trademarks, trade names, organizational expenses, treasury stock, unamortized debt discount and expense, deferred research and development costs, other like intangibles, and monies due from Affiliates except in connection with sales to Affiliates on terms that Borrower normally provides to third parties) plus debt that is subordinated to Bank in a manner acceptable to Bank, less all liabilities, including, without limitation, accrued and deferred income taxes, and any reserves against assets, all calculated in accordance with GAAP, consistently applied.

     "UCC-1 Financing Statement" shall mean the document delivered by Borrower to Bank detailed in the section of this Agreement titled "Collateral Documents."

     "Unused Commitment Fee" shall have the meaning given to the term in Section 3.5.c.

2.       LOAN FACILITY

2.1 Bank agrees to make available to Borrower the following credit on the following terms, covenants and conditions:

a. Revolving Line of Credit. During the Line of Credit Availability Period and so long as no Event of Default has occurred and is continuing, Bank will, on a revolving basis, make advances to Borrower ("Line of Credit"), which, except as set forth below, may not at any time exceed an aggregate amount outstanding equal to the lesser of Seventeen Million Dollars ($17,000,000.00) or the Borrowing Base (collectively the "Line of Credit Limit"). Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note in a form acceptable to Bank (the "Line of Credit Note"). During the Line of Credit Availability Period, Borrower may repay principal amounts and reborrow them. Borrower agrees that Borrower will not permit the outstanding balance under the Line of Credit to exceed the Line of Credit Limit unless Borrower increases the Restricted Cash Deposit by an amount equal to the sum that would otherwise be overadvanced, in which case Borrower shall have the right to borrow an amount in excess of the Borrowing Base but not more than $17,000,000.00. Provided no Event of Default has occurred and is continuing at such time, Borrower may request (i) a one year extension of the Line of Credit Availability Period within sixty days of the Line of Credit Expiration Date, but Bank has no obligation to grant the extension and/or (ii) the addition to Borrower of an additional fund or funds managed by Manager or an Affiliate of Manager acceptable to Bank, but Bank has no obligation to grant the addition.

3.       TERMS

3.1      Availability Period.

a. Availability Period Line of Credit. Borrower may draw on the Line of Credit during the Line of Credit Availability Period, unless (i) a Default or an Event of Default has occurred and is continuing or (ii) Borrower has failed to satisfy any condition hereunder to such borrowing and Bank has refused to waive such condition.

3.2      Interest Rate.


a. Line of Credit Interest Rate. Interest on advances on the Line of Credit shall accrue at the Prime Rate plus one quarter percent (P+0.25%) per annum in effect from time to time (the "Regular Line of Credit Interest Rate"). Any changes in the Regular Line of Credit Interest Rate resulting from a change in the Prime Rate shall take effect without notice at the time the Prime Rate is set.

b. Line of Credit Optional Interest. Instead of the Regular Line of Credit Interest Rate, Borrower may elect to have up to five (5) advances on the outstanding principal balance of the Line of Credit (each a "Line of Credit LIBO Rate Portion") during the Line of Credit Availability Period bear interest at the LIBO Rate, as defined below, plus two and three-quarters percent (L+2.75%) (the "Optional Line of Credit Interest Rate") during an interest rate period designated by Borrower (the "Line of Credit Applicable Interest Period"). Borrower shall not select a Line of Credit Applicable
     Interest Period that would extend beyond the Line of Credit Expiration Date. Each interest rate is a rate per annum. At the end of any Line of Credit Applicable Interest Period, the interest rate will revert to the Regular Line of Credit Interest Rate, unless Borrower has designated another Optional Line of Credit Interest Rate for that Line of Credit LIBO Rate Portion.

     Designation of a Line of Credit LIBO Rate Portion shall be made by delivery or telephone facsimile transmission to Bank of written notice signed by an Authorized Officer of such election, including designation of the amount of the proposed Line of Credit LIBO Rate Portion, the proposed Line of Credit Applicable Interest Period and the proposed effective date of the election. The notice shall be given at least three (3) Banking Days in advance of the effective date of the election. The election shall also be subject to the following requirements:

i. The Line of Credit Applicable Interest Period during which the LIBO Rate will be in effect will be three (3) months, so long as no Event of Default has occurred and is continuing. In determining a Line of Credit Applicable Interest Period, a month means a period that starts on one Banking Day in a month and ends on and includes the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Line of Credit Applicable Interest Period which would otherwise end on a non-Banking Day shall end on the next succeeding Banking Day unless that is the first day of a month, in which event such Line of Credit Applicable Interest Period shall end on the next preceding Banking Day.

ii. Each Line of Credit LIBO Rate Portion shall be for an amount not less than Two Hundred Fifty Thousand Dollars ($250,000.00).

iii. The "LIBO Rate" shall mean, for each Line of Credit Applicable Interest Period with respect to a Line of Credit LIBO Rate Portion, the per annum rate determined by the Bank as of the first day of the Line of Credit Applicable Interest Period to be equal to the rate at which U.S. dollar deposits can be acquired by Bank in the London Interbank Eurocurrency Market two (2) Banking Days before the commencement of such Line of Credit Applicable Interest Period in an amount comparable to such Line of Credit LIBO Rate Portion.

iv. No Line of Credit LIBO Rate Portion bearing interest at the LIBO Rate may be converted to a different rate during the Line of Credit Applicable Interest Period.

v. Each prepayment of a Line of Credit LIBO Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the Line of Credit Applicable Interest Period exceeds the interest which would have been recoverable by Bank by placing the amount prepaid on deposit in the LIBO Rate Market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Line of Credit LIBO Rate Portion. Any such calculation shall be made by Bank in the same manner in which such calculation is made in respect to all other customers of Bank and Bank shall, upon the request of Borrower, deliver to Borrower all backup information showing how any such prepayment fee is calculated.

3.3      Repayment Terms.

a.   Line of Credit.

i. Borrower shall pay interest monthly in arrears on the outstanding balance under the Line of Credit commencing on September 1, 2005, and then on the first Banking Day of each month thereafter, except that interest accruing at the Optional Line of Credit Interest Rate shall be due at the end of the applicable Interest Rate Period.

ii. Borrower shall pay in full, all principal, interest and other charges outstanding under the Line of Credit no later than the Line of Credit Expiration Date.

3.4      Expenses.


a. Subject to any limitations contained herein, Borrower agrees to repay Bank for the reasonable expenses incurred in processing and funding the Line of Credit, including the following: filing, recording and search fees, appraisal fees, asset based field report fees, and documentation fees.

b. Borrower agrees to reimburse Bank for any reasonable expenses it incurs in the negotiation and preparation of this Agreement and any agreement or instrument required by this Agreement.

c. Borrower's prior deposit of Twenty Thousand Dollars ($20,000.00) shall be applied to Bank's expenses under this Section.

3.5      Fees.

a. Facility Fee. Borrower agrees to pay the amount of Eight-Five Thousand Dollars ($85,000.00) to Bank as a loan fee for the Line of Credit ("Facility Fee").

b. Renewal Fee. Borrower agrees to pay a fee equal to one-quarter of one percent (0.25%) of the Bank's committed amount for the Line of Credit upon any renewal of the Line of Credit.

c. Unused Commitment Fee. For the Line of Credit, Borrower agrees to pay a fee ("Unused Commitment Fee") equal to the product of one-half of one percent (0.50%) multiplied by the difference between Seventeen Million Dollars ($17,000,000.00) and the amount of credit extended to Borrower, determined by the Average Loan Balance, as defined below, maintained during the Line of Credit Availability Period. For purposes of this section, the "Average Loan Balance" is calculated by dividing the sum of the daily loan balances on the Line of Credit during the applicable period by the number of days in that period. This fee is due and payable each calendar quarter in arrears, and is due on the tenth (10th) day of each of the following months during the Line of Credit Availability Period: October, January, April and July, respectively, except a prorated fee for the first partial quarter shall be due in October, 2005 and for the final quarter shall be due and payable on the Line of Credit Expiration Date.

4.   SECURITY

4.1 Collateral. All obligations of Borrower under this Agreement shall be secured by the following:

a. Personal Property. Borrower's obligations to Bank under this Agreement shall be secured by, and Borrower shall grant to Bank, a first Lien in all business personal property Borrower now owns or will own in the future, including without limitation, Borrower's Accounts Receivable, equipment, equipment held for lease, Leases, chattel paper, general intangibles, Inventory, any money deposit accounts or other assets of Borrower which hereafter come into the possession, custody or control of Bank and all products and proceeds of the above-described collateral, including, but not limited to, money, deposit accounts, goods, insurance proceeds and other property, except that Collateral ------ shall not include Leases, Indirect Leases, Loan Contracts, Indirect Loan Contracts (and the equipment subject thereto) which are financed by Borrower with non-recourse debt and which have not been financed by Bank. The Collateral shall be further described in the Security Agreement executed by Borrower.

4.2 Collateral Documents. In connection with the foregoing, Borrower will execute the following "Collateral Documents":

a. Security Agreement. A Security Agreement executed by each Borrower, as debtor, in favor of Bank, as secured party, by which Bank will obtain a Lien in the Collateral consisting of certain of Borrower's personal property.

b. UCC-1 Financing Statement. UCC-1 financing statement as debtor, in favor of Bank, as secured party, filed with the Delaware, California and New York Secretaries of State offices.

5.   DISBURSEMENTS, PAYMENTS AND COSTS

5.1 Request for Credit. Each request for an advance under the Line of Credit will be made by a disbursement request in a form acceptable to Bank executed by an Authorized Officer, or by any other means acceptable to Bank.

     5.2 Disbursements and Payments. Each advance under the Line of Credit by Bank and each payment by Borrower under the Line of Credit will be:

a. Made at Bank's South Bay Commercial Banking Office, or other location selected by Bank from time to time.

b. Made for the account of Bank's South Bay Commercial Banking Office (or other office or branch selected by Bank from time to time).

c. Made in lawful money of the United States in immediately available funds and shall be made without setoff or counterclaim.

d.   Evidenced by records kept by Bank.

5.3      Telephone Authorization.

a. Bank may honor telephone instructions for disbursements and repayments pursuant to this Agreement, given by an Authorized Officer, as defined below, or any officer authorized by an Authorized Officer. For purposes of this Agreement, "Authorized Officer" shall mean any officer of Borrower whose name and signature are set forth in the Corporate Authorizations, as defined below.

b.   Advances  will be deposited in, and payments may be withdrawn by Bank from,
     Borrower's   deposit   accounts  as   designated  in  writing  by  Borrower
     ("Designated Accounts")

c. Upon Bank's request, Borrower will provide written confirmation to Bank of telephone authorized transactions pursuant to this Section. Borrower agrees to provide such confirmation within one (1) Banking Day of the telephone authorization. If there is a discrepancy and Bank has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.

d. Borrower indemnifies and holds harmless Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions that Bank reasonably believes are made by an Authorized Officer or a person authorized by an Authorized Officer except to the extent of Bank's gross negligence or willful misfeasance. This indemnity and agreement to hold harmless will survive this Agreement's termination.

5.4 Banking Days. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the Line of Credit on the next Banking Day.

5.5 Taxes. Borrower will not deduct any taxes from any payments made to Bank. If any government authority imposes any taxes or charges on any payments to Borrower, Borrower will pay the taxes or charges. Upon request by Bank, Borrower will confirm that it has paid the taxes by giving Bank official tax receipts (or notarized copies thereof) within thirty (30) days after the date the taxes are due.

5.6 Interest Calculation. Except as otherwise stated in this Agreement, all interest, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

5.7 Fee on Late Payments. At Bank's sole option in each instance, Borrower shall pay a late fee equal to two percent (2.0%) of any monthly installment not paid within fifteen (15) days of the date due under this Agreement (including interest)..

5.8 Default Rate. If any amount under this Agreement is not paid in full when due at maturity, or upon acceleration of the Loans pursuant to Bank's exercise of its rights and remedies hereunder, Borrower agrees to pay interest on the outstanding principal at the rate of interest then in effect under this Agreement plus two percent (2.0%) (the "Default Rate").

5.9 Overdrafts. At Bank's sole option in each instance, and provided there is no Event of Default which has occurred and is continuing, Bank may make advances under this Agreement to prevent or cover an overdraft on any account of Borrower with Bank. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, at the interest rate then applicable to the Line of Credit. Any advances made pursuant to this section shall be added to the outstanding balance under the Line of Credit.





6.       CONDITIONS

6.1 Initial Advance. Bank's obligation to extend any credit to Borrower pursuant to this Agreement is subject to the condition precedent that prior to or on the date of this Agreement, Borrower shall have complied with the requirements set forth below in this section and shall have delivered to Bank, in form and substance satisfactory to Bank, the following documents, duly executed by authorized representatives of Borrower or as specified below:

a.   This Agreement.

b.   Line of Credit Note.

c. Security Agreement of Borrower and UCC-1 Financing Statements, filed with the Delaware, California and New York Secretaries of State.

d. Borrowing Authorizations. Borrowing resolutions granting authorization to borrow and pledge in a form acceptable to Bank.

e. Termination Statements. Evidence, satisfactory to Bank, that all Liens in favor of any third Persons not constituting Permitted Liens have been terminated.

f. Insurance. Evidence of insurance coverage, as required in the "Affirmative Covenants" section of this Agreement.

g. Governing Documents. A copy of the organizational documents of Borrower certified by the Secretary of State of the state of organization of the Borrower.

h. Fees and Costs. Payment of the Facility Fee and reimbursement of Bank's filing fees, reasonable fees of counsel, appraisal fee, and other expenses reasonably incurred by Bank in connection with this Agreement.

i. Deposit Accounts. The opening of Borrower's deposit accounts with Bank together with entry of a lock box agreement by Borrower and Bank.

j. Opinion of Counsel. Bank shall have received an opinion letter from Borrower's counsel, in form and substance satisfactory to Bank.

k. Contribution Agreement. The Contribution Agreement shall have been executed by each entity comprising Borrower and a copy thereof shall have been delivered to Bank.

l. Material Adverse Change. A Material Adverse Change shall not have occurred, as determined by Bank in its sole discretion.

m. Search Results. Bank shall have received Uniform Commercial Code and other public record searches with respect to Borrower in each case in form and substance satisfactory to Bank.

n. Due Diligence. Bank shall have completed its due diligence requirements with respect to Borrower, including audits, financial and legal due diligence, and review of Borrower's formation and authorization documents.

o. Good Standing. Bank shall have received good standing certificates form the appropriate secretary of state of the state in which Borrower and the Manager are organized and in each state in which Borrower's failure to qualify to do business would result in a Material Adverse Change.

p. Alternative Dispute Resolution. Borrower shall execute an Alternative Dispute Resolution Agreement in form acceptable to Bank.

q. Miscellaneous. Such other evidence as Bank may reasonably require to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

6.2  Conditions to Each Line of Credit Advance.

     The  obligation  of Bank to make any  advances  under  the  Line of  Credit
(including the initial advance) shall be subject to each of the further conditions precedent that on the date of such advance:

a. Following the making of any such advances, the aggregate principal amount outstanding under the Line of Credit shall not exceed the Line of Credit Limit (except as set forth in Section 2.1a).

b.   No Default or Event of Default shall have occurred and be continuing.

c. Borrower shall provide Bank with a disbursement request and Borrowing Base Certificate in form and content acceptable to Bank executed by an Authorized Officer and all representations therein shall be true and correct in all material respects. 7. REPRESENTATIONS AND WARRANTIES

     When Borrower signs this Agreement, and until Bank is repaid in full, Borrower makes the following representations and warranties. Each request for an extension of credit under the Line of Credit constitutes a renewed representation.

7.1 Organization of Borrower. Each entity comprising Borrower is a limited partnership or limited liability company duly formed and existing under the laws of the State of Delaware.

7.2 Authorization. This Agreement, and any instrument or agreement required hereunder, are within Borrower's powers, have been duly authorized, and do not conflict with any of Borrower's organizational documents.

7.3 Enforceable Agreements. This Agreement and any related Loan Documents, including any instrument or agreement required hereunder or thereunder, are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by: (i) bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally; and (ii) equitable principles whether applied in an action at law or a proceeding in equity.

7.4 Good Standing. In each state in which Borrower does business, Borrower is properly licensed, in good standing, and, where required, in compliance in all material respects with all legal requirements, including, without limitation, fictitious name statutes, except to the extent that Borrower's failure to comply with the foregoing would not result in a Material Adverse Change.

7.5 No Conflicts. This Agreement does not conflict with or violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to Borrower or any other agreement, or result in a breach of or constitute a default under any other agreement, lease or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected.

7.6 Financial Information. All financial and other information that has been or will be supplied to Bank are:

a.   an accurate reflection of Borrower's financial condition.

b. in the form required by Bank.

c.   in compliance with all applicable government regulations.

     Since the dates of the financial statements specified above, there has been no Material Adverse Change.

7.7 Litigation. There is no litigation, investigation, proceeding, Lien or dispute pending or threatened against or affecting Borrower, or the property of Borrower, the adverse determination of which would constitute a Material Adverse Change, except as has been disclosed in writing to Bank prior to the date hereof.

7.8 Collateral. All Collateral is owned by the grantor of the Lien, free of any material title defects or any Liens, except Permitted Liens. Bank will possess a properly perfected first Lien in the Collateral, except to the extent of any Permitted Liens.

7.9 Permits, Franchises. Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others except to the extent that Borrower's failure to comply with the foregoing would not result in a Material Adverse Change.

7.10 Tax Returns. Borrower has filed all required tax returns, has paid all taxes shown to be due and payable on said returns or any assessments made against it or any of its property and has no knowledge of any pending assessments or adjustments of its income tax for any year provided, however, that Borrower shall not be required to pay any such tax or assessment, the payment of which is being contested in good faith and by proper proceedings, so long as Borrower has established reasonable reserves for the disputed tax or assessment and any enforcement of such tax or assessment shall be stayed.

7.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

7.12     ERISA Plans.

a. Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code, with respect to each Plan, and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

b. No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires a thirty (30) day notice.

c. No action by Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.

d. No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

7.13     Environmental Compliance.

a. Environmental Compliance. Borrower, to its knowledge, has implemented and complied and will, in the future, implement and comply or will cause its Lessees or Debtors to implement and comply in all material respects with all Environmental Laws.

b. Survival of Representations and Warranties. The representations and warranties of this Section 7.14 shall be continuing and shall survive the termination and release of this Agreement or foreclosures under the Security Agreement and the discharge or payment of any obligation under this Agreement.

8.                AFFIRMATIVE COVENANTS

     Borrower agrees, so long as credit is available under this Agreement and until Bank is repaid in full:

8.1 Loan Documents. To comply with and observe in all material respects all terms and conditions of this Agreement, and all other Loan Documents, including, without limitation, the obligation to pay principal, interest and all other sums due under this Agreement or under any of the other Loan Documents.

8.2 Use of Proceeds. To use the proceeds of the Line of Credit for financing for the acquisition of equipment for lease and related leases and for other working capital purposes.

8.3 Financial Information. To provide Bank with the following financial information and statements:

a. As soon as available, and in any event within ninety (90) days (one hundred twenty (120) days in the case of Manager) after the end of each fiscal year, Borrower's and Manager's unqualified CPA audited annual financial statements with balance sheets, income statements and operating budgets. Statements shall be prepared by Hays & Company, LLP or other accounting firm reasonably acceptable to Bank.

b.   As soon as  available,  and in any  event  within  sixty  (60) days of each
     quarterly  period,   Borrower's  quarterly  internally  prepared  financial
     statements.

c. As soon as available, and in any event within fifteen (15) days of the end of each month a Borrowing Base Certificate signed by Manager's Chief Financial Officer.

d. An annual independent appraisal of all equipment related to Eligible Borrowing Base Contracts.

e. An annual independent report of the audit of the Manager's systems, Borrowing Base, billings, collections, ageings and a general documentation review.

f. Any additional financial and/or reporting information reasonably requested by the Bank.

g. Each statement provided under Section 8.3.a. and Section 8.3.b. shall be accompanied by a Compliance Certificate in form and substance acceptable to Bank signed by Manager's Chief Financial Officer.

8.4 Minimum Debt Service Coverage Ratio. To maintain as of the end of each fiscal quarter based on the combined financial results as reported on SEC Form 10Q of each entity comprising Borrower, a Debt Service Coverage Ratio of not less than 2.00 to 1.00 on a rolling four quarter basis.

8.5 Tangible Net Worth. To maintain as of the end of each fiscal quarter, based on the combined financial results as reported on SEC Form 10Q of each entity comprising Borrower, Tangible Net Worth of not less than One Hundred Twenty-Five Million Dollars ($125,000,000.00).

8.6 Leverage Ratio. To collectively maintain, and cause each entity comprising Borrower to maintain, as of the end of each fiscal quarter, based on the financial results as reported on SEC Form 10Q of each entity comprising Borrower, a ratio of Adjusted Total Liabilities to Tangible Net Worth not to exceed 0.5 to 1.0.

8.7 Minimum Liquidity. To maintain, as of the end of each fiscal quarter, based on the combined financial results as reported on the SEC Form 10Q of each entity comprising Borrower, Liquidity of at least Seven Million Dollars ($7,000,000.00).

8.8 Restricted Cash Deposit. To maintain at all times, deposits in a restricted deposit account with Bank in an amount not less than twenty percentage (20%) of all outstanding advances, plus each pending requested advance, on the Line of Credit ("Restricted Cash Deposit").

8.9 Manager's Profitability. As of the end of each fiscal year, Manager shall have a positive profit.

8.10 Notices to Bank. To promptly notify Bank in writing of:

a. Any change in the location of Borrower's principal executive office which is currently in New York City, New York;

b.   Any Material Adverse Change;

c. Any Default or Event of Default, setting forth in such notice the details of such Default or Event or Default and the action which is proposed to be taken by Borrower with respect thereto;

d. All actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower would result in a Material Adverse Change;

e. Any material dispute between Borrower and any governmental regulatory body or law enforcement authority which would result in a Material Adverse Change;

f. All claims made or threatened by any third party against Borrower relating to any loss or injury resulting from any Environmental Law or Hazardous Substance that shall be in an amount claimed in excess of $2,500,000; and

8.11 Collateral Examination. Bank may have examiners of its selection annually conduct an examination of the Collateral with the annual expense thereof (not to exceed $10,000.00) reimbursed by Borrower.

8.12 Right of Inspection. Permit Bank or its agents with at least 24 hours notice by telephone, telephone facsimile and actual delivery of written notice to Borrower to examine and make copies and abstracts from Borrower's records, to inspect Collateral (subject to quiet enjoyment covenants) and to discuss the affairs, finances, and accounts of Borrower with any of its executive officers and Borrower's independent accountants.

8.13 Payment of Taxes. Borrower will pay and discharge all lawful tax claims, including assessments and governmental charges or levies imposed upon it, its income or profits, or the improvements before penalties attached thereto;
provided, however, that Borrower shall not be required to pay any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings so long as Borrower has established reasonable reserves for the disputed tax assessment or charge and any enforcement proceedings have been stayed.

8.14 Books and Records. To maintain adequate books and records reflecting full, true and correct entries of all material financial transactions of Borrower.

8.15 Compliance. To comply in all material respects with all material laws, regulations, orders of any government body with authority over Borrower's business and all material contractual obligations arising from any agreements, instruments or undertakings to which Borrower is bound except to the extent that the failure to comply with which would not result in a Material Adverse Change.

8.16 Preservation of Borrower's Rights. To maintain and preserve all rights, privileges, and franchises Borrower now has that are necessary in the normal conduct of Borrower's business.

8.17 Perfection of Liens. To help Bank perfect and protect its Liens, and reimburse Bank for reasonable costs incurred to protect its Liens.

8.18     ERISA Plan.  To give prompt written notice to Bank:


a. Within ten (10) days after Borrower knows or has reason to know of the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires thirty (30) days' notice, together with a copy of such materials required to be filed with the PBGC (with respect to such reportable event and in each such case a statement of the chief financial officer of the Borrower setting forth details as to such reportable event and the action that Borrower proposes to take with respect thereto.

b. Within ten (10) days after Borrower knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination or withdrawal from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

c. At least ten (10) days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, together with a copy of such notice.

d. Within ten (10) days after the filing thereof with the Secretary of the Treasury, a copy of any application by the Borrower or any ERISA Affiliate for a waiver of the minimum funding standard under Section 412 of the Code.

e. Within ten (10) days after Borrower knows or has reason to know of any event giving rise to any notice of noncompliance made with respect to a Plan under Section 4141(b) of ERISA.

f. Within ten (10) days after Borrower knows or has reason to know of any event giving rise to any commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

8.19     Expenses.  To pay all reasonable expenses of Bank for the following:


a. Preparation, negotiation and administration of the Loan Documents and the protection of the rights of Bank under the Loan Documents;

b. The enforcement of payment of Borrower's obligations under the Loan Documents, whether by judicial pleadings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar proceedings involving the Borrower or a "workout" of Borrower's obligations under the Loan Documents.

The obligations of the Borrower under this Section shall be effective and enforceable whether or not any amounts are advanced pursuant to this Agreement and shall survive payment of all of Borrower's obligations to the Bank.

8.20 Cooperation. To take any action reasonably requested by Bank to carry out the intent of this Agreement.

8.21     Insurance.

a. Insurance Covering Assets. To maintain or cause to be maintained all risk property damage insurance policies covering the personal property Collateral. Each insurance policy shall be for the value of the personal property Collateral or such other amount as required in the Revolving Loan Contract.

b. General Business Insurance. To maintain insurance as is customary for a business of the kind that Borrower conducts.

c. Evidence of Insurance. Upon request of Bank, to deliver to Bank a copy of each insurance policy, or, if permitted by Bank, a certificate of insurance listing all insurance policies currently in force.

8.22 Operating/Business Accounts. To establish and maintain deposit accounts with Bank for each of the entities comprising Borrower. The account conversion process shall be completed within sixty (60) days of execution of this Agreement. Borrower shall also open and maintain with Bank a lock box for Accounts Receivable collection.

8.23 Contribution Agreement. The entities comprising Borrower shall have entered into an agreement, among themselves, providing that, to the extent that the property of any one of them is used to repay Bank an amount greater than the amount owed on account of a Line of Credit advance that such entity has obtained from Bank, then such entity shall be entitled to reimbursement from the other entities comprising Borrower for any excess so paid, such agreement shall remain in full force and effect, and a copy executed by each Borrower shall have been delivered to Bank ("Contribution Agreement"). Such agreement shall not be amended, modified, or restated in any manner that would materially adversely change the substance of the requirements set forth in this section and, if it is amended, modified or restated, a fully executed copy of such amendment, modification or restatement shall be promptly delivered by Borrower to Bank.

9.       NEGATIVE COVENANTS

     Borrower agrees, so long as credit is available under this Agreement and until Bank is repaid in full:

9.1 Other Debts. Not to have outstanding or incur any direct or contingent debts or lease obligations (other than those to Bank), or become liable for the debts of others without Bank's prior written consent. This does not prohibit:

a. Trade debt incurred in the ordinary course of business and outstanding less than sixty (60) days after the same has become due.

b.   Endorsing negotiable instruments received in the usual course of business.

c. Obtaining surety bonds or similar instruments in the usual course of business.

d. Debts, lines of credit and leases in existence on the date of this Agreement as disclosed in public filings with the Securities and Exchange Commission and otherwise in writing to Bank.

e.   Guarantees to Lessees and Debtors in the ordinary course of business.

f. Debt subordinated to the Obligations on terms and conditions satisfactory to Bank in its sole discretion.

g. Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts in the ordinary course of business.

h.   Non-recourse secured debts.

i.   Remarketing and residual sharing arrangements.

j.   Indebtedness in connection with Permitted Liens.

k.   Refinancings of any of the foregoing debt.

9.2 Other Liens. Not to create, assume, or allow any Lien on Collateral except Permitted Liens.

9.3 Distributions. (a) Not to declare or pay any distribution to the holder of any limited liability company or partnership interest now outstanding or hereafter issued or purchased, redeem or retire any such interest except, as long as Borrower is in compliance with all terms and conditions of this Agreement and would remain so after taking such actions, Borrower may make distributions to its partners, members and investors, or redeem or retire any outstanding interests, as provided or permitted in the organizational agreement of each Borrower, as amended from time to time; (b) pay management fees or acquisition fees except that, as long as Borrower is in compliance with all terms and conditions of this Agreement and would remain so after taking such actions, Borrower may pay such fees if authorized under the partnership agreement or limited liability company operating agreement for the entities comprising Borrower.

9.4 Loans, Investments; Secondary Liabilities. Other than in the ordinary course of business, (a) not to make any loans or advances to any Person; (ii) make any investment in the securities of any Person; (iii) guarantee or otherwise become liable upon the obligation of any Person which is not an Affiliate or Subsidiary of Borrower, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

9.5 Change in Organization or Operations. Not to cause, permit or suffer any material change, revision, amendment or modification of any kind in and to its organization and operations or the change of ownership or control of Borrower, if the effect thereof would be a Material Adverse Change.

9.6 Dissolutions, Mergers or Acquisitions. Not to liquidate or dissolve or enter into any consolidation, merger, partnership, pool, joint venture, syndicate or other combination, with respect to Borrower's business or Borrower's Assets as a whole or such portion as in the opinion of Bank, constitutes a substantial part thereof or acquire or purchase any business' assets, except in the ordinary course of Borrower's business or engage in any business activity substantially different from Borrower's present business, provided however, that nothing herein shall prohibit or limit Borrower's right to enter into any of the foregoing described business transactions (other than liquidation, dissolution or merger whereby the Borrower is not the surviving entity) if in Borrower's reasonable judgment such transaction represents the most efficient means by which it may acquire or purchase, directly or indirectly, one or more Leases or Indirect Leases, or Loans or Indirect Loan Contracts, or a portfolio of same, all as permitted by the constituent documents of Borrower.

9.7 Sale of Assets; Sale and Leaseback. Other than in the ordinary course of business, not to sell or otherwise dispose of any of its assets for less than fair market value or enter into any sale leaseback agreement covering any of its fixed or capital assets.

9.8 Suspension of Business. Not to voluntarily suspend its business for more than five (5) consecutive business days in any thirty (30) day period.

9.9 Transactions with Affiliates. Not to enter any transaction with any Affiliate of Borrower, including Borrower's officers, directors, partners, members and Subsidiaries, on terms less favorable than those available to Borrower from entities or persons not affiliated with Borrower, if the effect thereof would be to create an Event of Default hereunder.

10.      DEFAULT

10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

a. Failure to Pay. Borrower fails to make any payment of principal or interest under this Agreement within five (5) days of the date due.

b. Non-Compliance. Borrower fails to meet the conditions of, or fails to perform any material obligation within thirty (30) days after written notice by Bank to Borrower of such failure, under:

i.   this Agreement;

ii.  any of the other Loan Documents; or

iii. any other agreement between Borrower and Bank.

c. Other Defaults. Any material event of default (after taking into account all applicable notice and cure periods) involving an indebtedness of more than Two Million Five Hundred Thousand Dollars ($2,500,000) occurs under any agreement evidencing indebtedness for borrowed money if the event of default consists of failing to make a payment when due.

d. Lien Priority. Bank fails to have an enforceable first Lien position (except for any Permitted Liens or prior Liens to which Bank has consented in writing) on the Collateral.

e. False Information. Any representation or warranty under this Agreement or any other Loan Document or in connection with any transaction contemplated hereby shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

f. Bankruptcy. Borrower files a bankruptcy petition, a bankruptcy petition is filed against Borrower or Borrower makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against Borrower is dismissed within a period of sixty (60) days after the filing; provided, however, that Bank will not be obligated to extend any additional credit to Borrower during any such period.

g. Receivers. A receiver or similar official is appointed for Borrower's business, or Borrower's business is terminated.

h. Litigation. Any litigation is filed against Borrower in an aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or more and such litigation is not dismissed or fully bonded or insured within sixty
     (60) calendar days after service of process upon Borrower.

i. Judgments. Any judgments or arbitration awards are entered against Borrower and, absent procurement of a stay of execution, such judgment or award remains unbonded or unsatisfied or uncovered by insurance for thirty (30) calendar days after the date of entry; or Borrower enters into any settlement agreement with respect to any litigation or arbitration, in an aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or more.

j. ERISA Plans. The occurrence of a material reportable event with respect to a Plan or any Plan termination (or commencement of proceedings to terminate a Plan) or Borrower's full or partial withdrawal from a Plan, which is, in the reasonable judgment of Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or could reasonably be expected, in the judgment of Bank, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, would result in a Material Adverse Change .

10.2 Remedies. Upon the occurrence and during the continuance of an Event of Default herein, Bank shall be entitled to pursue any and all remedies, rights, privileges and benefits contained in this Agreement or in the Note, or other Loan Documents, or available at law or in equity or by statute, including, without limitation, declaring any or all of the Note immediately due and payable. No remedy conferred upon or reserved to Bank hereunder or under any of the other Loan Documents is intended to be exclusive of any other remedy conferred upon or reserved to Bank hereunder or under any of the other Loan Documents or at law or in equity or by statute, but each shall be cumulative and shall be in addition to every other remedy given hereunder or under the other Loan Documents or now or hereafter existing at law or in equity or by statute. Every power or remedy given by the Loan Documents to Bank may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Bank, and Bank may pursue inconsistent remedies. In addition, upon and after the occurrence of an Event of Default, Bank shall have all of the following rights and remedies:

a. All obligations and indebtedness hereunder may, at the option of Bank and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable and Bank may terminate this Agreement at any time, without notice, notwithstanding any other provision of this Agreement. No such termination shall affect liabilities and obligations of Borrower or the rights, powers and remedies of the Bank under the Security Agreement with respect to future collateral, until all obligations of Borrower to Bank have been satisfied or paid in full.

b.   All obligations hereunder shall bear interest at the Default Rate;

c. All of the rights and remedies of a secured party under the California Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and not exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in any of the documents or agreements executed in connection herewith;

d. The right to: (i) have Bank or Bank's agent peacefully enter upon the premises of Borrower or any other place or places where the Collateral is located, without any obligation to pay rent to Borrower or any other person, through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Bank's claim, and remove the Collateral from such premises to the premises of Bank or any agent of Bank, for such time as Bank may require to collect or liquidate the Collateral or (ii) have a receiver appointed by a court to conduct Borrower's business, without regard to the adequacy of any security for Borrower's indebtedness to Bank, and enter upon and take possession of Borrower's Assets, or any part thereof, and perform any acts that may be necessary or proper to conserve the value of Borrower's Assets and/or run Borrower's business as an ongoing concern; and/or (iii) require Borrower to assemble and deliver the Collateral to Bank at a place to be designated by Bank;

e. The right to: (i) notify Account Obligors that the Accounts Receivable have been assigned to Bank and that Bank has a Lien therein; and (ii) direct such Account Obligors to make all payments due from them upon the Accounts Receivable, directly to Bank or to a lock box designated by Bank. Bank shall promptly furnish Borrower with a copy of any such notice sent and Borrower hereby agrees that any such notice in Bank's sole discretion, may be sent on Bank's stationery, in which event, Borrower shall, upon demand, co-sign such notice with Bank; and

f. The right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Bank, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Bank shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Bank may see fit. Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit but Bank shall have no obligations thereunder. Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against amounts due under this Agreement. The proceeds realized from the sale of any Collateral shall be applied first to the costs and expenses, including attorneys' fees, incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; and second to amounts due under this Agreement. Bank shall account to Borrower for any surplus. If any deficiency shall arise, Borrower shall remain liable to Bank therefor.

g. Appointment of Receiver. Borrower agrees that in addition to any and all remedies, rights, privileges and benefits contained in this Agreement or in the Note and other Loan Documents, or available at law, or in equity, or by statute, upon the occurrence of an Event of Default herein, Borrower agrees and stipulates that any court of competent jurisdiction may appoint a receiver to operate and manage the business of Borrower.

10.3 Disclaimer. Whether or not Bank elects to employ any or all of the remedies available to it upon the occurrence of an Event of Default, Bank shall not be liable for: (i) payment of any reasonable expense incurred in connection with the exercise of any remedy available to Bank, and (ii) the performance or non-performance of any other obligations of Borrower.

10.4 Costs and Expenses. Upon the occurrence of any Event of Default, Bank shall be entitled to recover all reasonable costs, expenses, and attorneys' fees in connection with administering or enforcing this Agreement, whether or not an action is filed.

11.      MISCELLANEOUS

11.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to Bank and all financial covenants will be made under GAAP consistently applied.

11.2 Personal Jurisdiction. BORROWER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, DOCUMENTS OR INSTRUMENTS DELIVERED IN CONNECTION HEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY BANK IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY BORROWER AGAINST BANK. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

11.3 Successors and Assigns. This Agreement is binding on Borrower's and Bank's successors and assignees. Borrower agrees that it may not assign this Agreement without Bank's prior written consent.

11.4 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. Any consent or waiver under this Agreement must be in writing. If Bank waives a default, it may enforce a later default.

11.5 Costs and Expenses. In addition to the recovery of costs and expenses upon an occurrence of an Event of Default, if Bank incurs expenses in connection with the preparation, administration, or enforcement, of this Agreement, Borrower shall pay Bank all such reasonable costs and reasonable attorneys' fees.

11.6 Appointment of Bank as Attorney in Fact. Until all the obligations have been paid in full, Borrower irrevocably appoints Bank as its attorney in fact and authorizes and empowers it to endorse and affix Borrower's name to or upon any check, draft, note, instrument or other writing relating to the collection of Accounts Receivable, or relating to any other Collateral, or upon any check or other instrument given in payment thereof, or upon any omitted assignment, notification of assignment, demand or auditor's verification relating to Collateral and upon all other instruments and writings required to assert and protect Bank's rights in the Collateral. Bank shall not exercise the appointment as provided in this Section except upon the occurrence and during the continuance of an Event of Default.

11.7 Entire  Agreement.  This Agreement,  the Note, and any related  security or
     other   agreements   required   by   this   Agreement, collectively:

a. represent the sum of the understandings and agreements between Bank and Borrower concerning this Agreement;

b. replace any prior oral or written agreements between Bank and Borrower concerning this credit;

c. are intended by Bank and Borrower as the final, complete and exclusive statement of the terms agreed to by them; and

d. any alteration or amendment to this Agreement shall not be effective unless given in writing and signed by an authorized person of the party or parties sought to be changed or bound by the alteration or amendment.

     In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

11.8 Notices. Except as otherwise provided herein, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as Bank and Borrower may specify from time to time in writing.

11.9 Headings. Article and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

11.10 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

11.11 Further Assurances. Borrower shall, at its expense and without expense to Bank, do, execute and deliver such further acts and documents as Bank from time to time reasonably requires for the assuring to Bank the rights created or intended to be created by this Agreement, the perfection or priority of Bank's Liens, and for carrying out the intention or facilitating the performance of the terms of this Agreement or any document executed in connection with this Agreement.

11.12 Singular/Plural. Terms defined in the singular shall also have their meanings in the plural as the context of this Agreement requires.

11.13 Revival Clause. If any of the payments of money or transfers of property made to Bank by Borrower hereunder or under the Note should for any reason subsequently be declared to be "fraudulent" or a "voidable preference" within the meaning of any state or federal law relating to fraudulent conveyances, preferential, or otherwise voidable or recoverable, in whole or in part, for any reason, under the Bankruptcy Code or any other federal or state law (collectively referred to herein as "Voidable Transfers"), and Bank is required to repay or restore the amount of any such Voidable Transfers, or any portion thereof, then, as to the amount repaid or restored pursuant to any such Voidable Transfer (including all costs, expenses and attorneys' fees of Bank related thereto, including, without limitation, relief from stay or similar proceedings), the liability of Borrower shall automatically be revived, reinstated and restored in such amount or amounts, and shall exist as though such Voidable Transfer had never been made to Bank. Nothing set forth herein is an admission that any such Voidable Transfer has occurred. Borrower expressly acknowledges that Bank may rely upon advice of counsel, and if so advised by counsel, may settle, without defending, any action to avoid any alleged Voidable Transfer, and that upon settlement, Borrower shall again be liable for any deficiency resulting from such settlement as provided in this Section.

11.14 Survival of Representations and Warranties. All representations and warranties of the Borrower contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of the Borrower pursuant to any Loan Document, will survive the making of each advance and the execution and delivery of the Loan Documents, and have been or will be relied upon by Bank, notwithstanding any investigation made by Bank or on its behalf.

11.15 Provisional Remedies. Nothing contained in this Agreement shall be construed to limit any right that Bank may have under this Agreement or at law to exercise any provisional remedies that it may have under this Agreement or any of the Loan Documents as a result of any Event of Default hereunder (including, without limitation, the right to conduct a non-judicial foreclosure sale, the right to seize any personal property collateral and the right to seek the appointment of a receiver).

11.16 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information and agrees to maintain the confidentiality of any non-public information received pursuant to this Agreement, except that disclosures of such information may be made: (a) to the subsidiaries or
Affiliates of Bank in connection with their present or prospective business relations with Borrower; (b) to prospective transferees or purchasers of any interest in the Line of Credit, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower; (c) as required by law, regulations, rule or order, subpoena, judicial order or similar order; (d) as may be required in connection with the examination, audit or similar investigation of Bank; and (e) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information thereunder shall not include information that either :
(i) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (ii) is disclosed to Bank by a third party that is not prohibited from disclosing such information.

11.17 Joint and Several Liability. Notwithstanding how Line of Credit advances and repayments may be allocated among the entities comprising the Borrower, each entity comprising Borrower has joint and several liability to Bank for all obligations of Borrower under the Loan Documents.

     This Agreement is executed as of the date stated at the top of the first page.

ICON INCOME FUND EIGHT B L.P.,                  CALIFORNIA BANK & TRUST,
a Delaware limited partnership                  a California banking corporation
By: ICON CAPITAL CORP., its general partner

                                                By:      /s/ J. Michael Sullivan
         By: /s/ Thomas W. Martin               Name:    J. Michael Sullivan
             --------------------
             Thomas W. Martin                   Title:   Vice President and
             Executive Vice President and       Relationship Manager
             Chief Financial Officer

Address where notices are to be sent:      Address where notices are to be sent:

ICON INCOME FUND EIGHT B L.P.                   South Bay Commercial Banking
c/o ICON Capital Corp. its general partner      1690 South El Camino Real
100 Fifth Avenue, 10th Floor                    San Mateo, CA 94402
New York, NY 10011
Attention:  General Counsel
Attention:  Thomas W. Martin, CFO
Facsimile No.:  (212) 418-4739


                     SIGNATURES CONTINUED ON FOLLOWING PAGES




ICON INCOME FUND NINE, LLC,
a Delaware limited liability company
By:      ICON CAPITAL CORP.,        its manager


         By: /s/ Thomas W. Martin
              Thomas W. Martin
              Executive Vice President and
             Chief Financial Officer

Address where notices are to be sent:

ICON INCOME FUND NINE, LLC
c/o ICON Capital Corp. its manager
100 Fifth Avenue, 10th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Thomas W. Martin, CFO
Facsimile No.:  (212) 418-4739

                           ICON INCOME FUND TEN, LLC,
                      a Delaware limited liability company

By:      ICON CAPITAL CORP., its manager


         By: /s/ Thomas W. Martin
                  Thomas W. Martin
                  Executive Vice President and
                  Chief Financial Officer

Address where notices are to be sent:

ICON INCOME FUND TEN, LLC
c/o ICON Capital Corp. its manager
100 Fifth Avenue, 10th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Thomas W. Martin, CFO
Facsimile No.:  (212) 418-4739


                     SIGNATURES CONTINUED ON FOLLOWING PAGE



ICON LEASING FUND ELEVEN, LLC,
a Delaware limited liability company
By:      ICON CAPITAL CORP., its manager


         By: /s/ Thomas W. Martin
                  Thomas W. Martin
                  Executive Vice President and
                  Chief Financial Officer

Address where notices are to be sent:

ICON LEASING FUND ELEVEN, LLC
c/o ICON Capital Corp. its manager
100 Fifth Avenue, 10th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Thomas W. Martin, CFO
Facsimile No.:  (212) 418-4739